Exhibit 5.1

July 23, 2012

Board of Directors

Hampton Roads Bankshares, Inc.

999 Waterside Drive, Suite 200

Norfolk, Virginia 23510

Re:           Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Hampton Roads Bankshares, Inc., a Virginia corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to shareholders of the Company in connection with the distribution by the Company to its shareholders of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company (the “Rights Offering”). Pursuant to the Rights Offering, up to 64,285,715 shares of Common Stock may be issued and sold by the Company upon exercise of the Rights (the “Shares”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In our capacity as your counsel in connection with the Rights Offering and as a basis for the opinion hereinafter expressed, we have examined (i) the Registration Statement, (ii) certificates of public officials and of representatives of the Company and (iii) such corporate proceedings, records and documents as we have considered necessary for the purposes of this opinion. We have assumed that (i) the signatures on all documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, (iii) all documents submitted to us as certified or photostatic copies conform to the originals thereof, (iv) the Registration Statement and any amendments thereto will have become effective (and will remain effective at the time of the offer, issuance and sale of the securities thereunder) and (v) the Prospectus and any prospectus supplement describing such securities will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission.

On the basis of the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered in the manner described in the Registration Statement against payment therefor, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm as counsel to the Company in the Registration Statement.

/s/ Williams Mullen